UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 23, 2010
ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-1424 (Commission File Number)	41-0743912 (I.R.S. Employer Identification No.)
13625 Technology Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 938-8080
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
     We are furnishing the following unaudited consolidated financial results of ADC Telecommunications, Inc. and its subsidiaries for the fourth quarter and fiscal year ended September 30, 2010.
     • GAAP net earnings from continuing operations available to our common shareholders for the quarter were $10.8 million, or $0.11 per diluted share. This includes certain items totaling $4.3 million. Excluding these items, non-GAAP (adjusted) net earnings for the quarter were $15.1 million, or $0.15 per share.
     • GAAP net earnings from continuing operations available to ADC common shareholders for the fiscal year were $77.2 million, or $0.78 per diluted share. This includes certain gains, losses, and other items totaling a net gain of $30.8 million. Excluding these items, non-GAAP (adjusted) net earnings for the fiscal year were $46.4 million, or $0.47 per share. A reconciliation of GAAP to non-GAAP financial measures and quarterly shares outstanding is provided below.
     • Net sales for the fourth quarter of fiscal year 2010 were $312.6 million as compared to $291.3 million for the same period of fiscal 2009, and compared to $304.4 million for the third quarter of fiscal 2010. Net sales for the 2010 fiscal year were $1,156.6 million as compared to $1,137.9 million for fiscal 2009.

ADC Telecommunications, Inc.
Consolidated Non-GAAP Income and EPS Calculation — UNAUDITED
(In millions except per share amounts)

	FY2010					FY2009
	Q1	Q2	Q3	Q4	FY10	Q1	Q2	Q3	Q4	FY09
	1/1/2010	4/2/2010	7/2/2010	9/30/2010	9/30/2010	12/26/2008	3/27/2009	6/26/2009	9/30/2009	9/30/2009

GAAP Income (Loss) from Continuing Operations Available to ADC Common Shareowners	$3.4	$(12.9)	$75.9	$10.8	$77.2	$(47.7)	$(433.4)	$15.1	$(17.3)	$(483.3)

Diluted GAAP Income (Loss) from Continuing Operations Available to ADC Common Shareowners per Share	$0.04	$(0.13)	$0.68	$0.11	$0.78	$(0.45)	$(4.49)	$0.16	$(0.18)	$(4.89)

Non-GAAP adjustments:
Cost of goods sold adjustments:
Outdoor Wireless Inventory Charge	—	—	—	—	—	10.8	—	—	—	10.8
ACX Inventory Charge	—	—	—	—	—	3.2	—	—	—	3.2

Total cost of goods sold adjustments:	—	—	—	—	—	14.0	—	—	—	14.0

Operating expenses adjustments:
Amortization of Purchased Intangibles	4.9	4.9	5.0	4.3	19.1	8.1	6.8	5.8	5.2	25.9
Restructuring Charges	9.2	4.4	(1.1)	0.6	13.1	8.5	3.8	4.2	26.1	42.6
Other Impairment Charges	0.1	0.6	(0.1)	0.3	0.9	4.1	0.5	(0.1)	0.6	5.1
Intangibles impairment	—	—	—	—	—	—	41.4	—	—	41.4
One-time opex adjustments	—	—	—	4.4	4.4	—	—	(3.2)	—	(3.2)
Goodwill impairment	—	—	—	—	—	—	366.2	0.4	—	366.6

Total operating expenses adjustments:	14.2	9.9	3.8	9.6	37.5	20.7	418.7	7.1	31.9	478.4

Other income (expense) adjustments:
Gain on Sale of RF signal management product line	(15.9)	—	—	—	(15.9)	—	—	—	—	—
Auction Rate Securities Adjustments	(0.2)	5.7	(59.0)	(5.3)	(58.8)	26.4	14.2	0.7	3.5	44.8
IP Access write-down	—	5.3	—	—	5.3	—	—	—	—	—
Venezuela Currency Devaluation	—	1.1	—	—	1.1	—	—	—	—	—
Impairment of investment in E-band Corp.	—	—	—	—	—	—	3.0	—	—	3.0

Total other income (expense) adjustments:	(16.1)	12.1	(59.0)	(5.3)	(68.3)	26.4	17.2	0.7	3.5	47.8

Provision (benefit) for income tax adjustments:
Tax benefit from Goodwill Impairment	—	—	—	—	—		(4.3)			(4.3)

Total provision (benefit) for income tax adjustments:	—	—	—	—	—	—	(4.3)	—	—	(4.3)

Total Non-GAAP adjustments:	$(1.9)	$22.0	$(55.2)	$4.3	$(30.8)	$61.1	$431.6	$7.8	$35.4	$535.9

Non-GAAP Income (Loss) from Continuing Operations Available to ADC Common Shareowners	$1.5	$9.1	$20.7	$15.1	$46.4	$13.4	$(1.8)	$22.9	$18.1	$52.6

Diluted non-GAAP Income (Loss) from Continuing Operations per Share	$0.02	$0.09	$0.21	$0.15	$0.47	$0.13	$(0.02)	$0.24	$0.18	$0.53

Interest Expense for Convertible Notes
Diluted shares outstanding — adjusted	97.9	98.2	98.3	99.6	98.5	105.9	96.6	97.4	98.1	99.4

     Reconciliation of non-GAAP and GAAP Financial Measures
     Reasons for Presenting Non-GAAP Measures. The consolidated non-GAAP net income and non-GAAP EPS calculations above contain non-GAAP financial measures. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. The non-GAAP financial measures we use include non-GAAP net income from continuing operations and diluted non-GAAP net income from continuing operations per share. Non-GAAP net income from continuing operations is defined as net income from continuing operations excluding the items identified in the above table and the tax effect of these non-GAAP adjustments. These measures are used by some investors when assessing our performance. We believe the assessment of our operations excluding these items is relevant to the assessment of internal operations and comparisons to industry performance.
     We believe these non-GAAP measures help illustrate our baseline performance before gains, losses or certain charges that are considered by our management to be outside of on-going operating results. Accordingly, we use these non-GAAP measures to gain a better understanding of our comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. We believe these non-GAAP measures, when read in conjunction with our GAAP financial statements and notes to the financial statements, provide valuable information to investors.
     Items Excluded From Non-GAAP Measures. As described above, the calculation of non-GAAP net income from continuing operations excludes items in the following categories:
     Amortization of Purchased Intangibles. We exclude amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward-looking guidance and the financial results of peer companies. We believe that providing a non-GAAP financial measure that excludes the amortization of acquisition-related intangible assets provides those reviewing our financial statements an enhanced understanding of historic and potential future financial results and also facilitates comparisons to the results of peer companies. Additionally, with respect to the amortization of acquisition-related intangible assets, if we had developed these intangible assets internally, the amortization of such intangible assets would have been expensed historically. We believe the assessment of our operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance. Amortization of acquisition-related intangibles will recur in future periods.
     Restructuring and Related Impairment of Long-Lived Assets. We exclude these items because we believe that they are not related directly to the underlying performance of our core business operations. These items are expected to recur in future periods.
     Other Non-GAAP Adjustments. We exclude these items because we believe that they are not related directly to the underlying performance of our core business operations. These items generally are not expected to recur in future periods.
     Reconciliation of the numerators and denominators non-GAAP diluted income (loss) per share from continuing operations. On both a GAAP and Non-GAAP basis, we are required to use the “if-converted” method for computing diluted earnings per share with respect to the shares reserved for issuance upon conversion of our convertible notes. Under this method, we first calculate diluted earnings per share on both a GAAP and Non-GAAP basis by dividing net income by our total diluted outstanding shares, excluding shares reserved for issuance upon conversion of our outstanding notes. We then calculate diluted earnings per share on both a GAAP and Non-GAAP basis by adding back the interest expense and the amortization of financing expenses on the convertible notes to net income and then dividing this amount by our total diluted outstanding shares, including those shares reserved for issuance upon conversion of the notes. We then select the lower of the two earnings per share calculations on each of the GAAP and Non-GAAP basis to represent our GAAP and Non-GAAP diluted earnings per share.
     Limitations. Each of the non-GAAP financial measures described above, and used in this consolidated non-GAAP EPS calculation, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative tool. We compensate for these limitations by providing specific information in the reconciliation included in this consolidated non-GAAP EPS calculation regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above and as required by law, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC. (Registrant)
Date: November 23, 2010	By:	/s/ James G. Mathews
James G. Mathews
Vice President and Chief Financial Officer